Exhibit 6.1

CREDIT AGREEMENT

This Credit Agreement (this "Agreement") is entered into as of July 28, 2026, by and between T7X Assets LLC, a Wyoming limited liability company ("Lender"), and Tranquil Healthcare Fund I, LLC, a Delaware Limited Liability Company ("Borrower"). Lender and Borrower may each be referred to individually as a "Party" and collectively as the "Parties".

1. Purpose of Facility

Borrower desires to obtain financing from Lender for media, advertising, marketing, investor awareness, investor acquisition, public relations, digital marketing, and related campaign (the “Purpose”).

Lender will make available to Borrower a non-revolving line of credit (the “Credit Facility”), subject to the terms and conditions of this Agreement. The Parties acknowledge that the purpose of the Credit Facility is to allow Lender to directly fund expenses of Borrower related to the Purpose, subject to the approval of such expenses by Lender, with such approval not unreasonably withheld, conditioned, or delayed (each an “Approved Expense”).

2. Credit Facility

2.1 Line of Credit

Subject to the terms of this Agreement, Lender agrees to make available to Borrower the Credit Facility in the maximum principal amount of $200,000. Amounts advanced under the Credit Facility shall be used solely for Approved Expenses, unless otherwise agreed to in writing by both Parties. Each advance under the Credit Facility will be documented on Exhibit A attached hereto. The failure to properly update Exhibit A on an advance will not impact the rights and obligations of the Parties hereunder with respect to such advance.

2.2 Direct Payment by Lender

Borrower acknowledges and agrees that advances under the Credit Facility may be made by Lender directly to third-party vendors, media companies, advertising platforms, agencies, consultants, marketing providers, technology providers, or other approved payees that relate to the Approved Expenses (the “Service Providers”). Lender shall not be required to disburse funds directly to Borrower unless Lender agrees in writing.

Each payment for an Approved Expense made by Lender to a Service Provider on behalf of Borrower shall constitute an advance to Borrower under this Agreement and shall be added to the outstanding principal amount of the Credit Facility as of the date such payment is made.

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2.3 Borrower Approval of Invoices

Before Lender advances funds to any Service Provider, Borrower shall review and approve the applicable invoice, media plan, purchase order, statement of work, or other payment request related to such Approved Expense. Borrower's written approval may be provided electronically by any officer of board member of Tranquil Healthcare Holdings, Inc., the Borrower’s manager, via email, electronic signature, or other written authorization acceptable to Lender.

Borrower's approval of an invoice or payment request shall constitute Borrower's confirmation that: (a) the Approved Expense is for the Purpose; (b) to Borrower’s knowledge, the invoice or expense is accurate, authorized, and properly payable; (c) Lender's payment of the invoice or expense shall be treated as an advance under the Credit Facility; and (d) Borrower shall be obligated to repay such amount under this Agreement pursuant to the terms herein.

2.4 No Obligation to Fund Unapproved or Non-Compliant Expenses

Lender shall not fund any Approved Expense that has not been approved by Borrower. Lender may decline to fund any expense that Lender reasonably determines may be unlawful, or outside the Purpose.

3. Interest

3.1 Interest Rate

All outstanding principal amounts advanced under the Credit Facility shall accrue interest at a fixed rate of seven percent (7.00%) per annum, calculated on the basis of a 365-day year and the actual number of days elapsed.

Interest shall begin to accrue on each advance as of the date Lender makes payment to the applicable Service Provider, or Borrower.

3.3 Default Interest

Upon the occurrence of an Event of Default (as defined below), the outstanding principal balance shall bear interest at a default rate of twelve percent (12.00%) per annum, or the maximum rate permitted by applicable law, whichever is lower.

The default rate shall apply from the date of default until all past-due amounts are paid in full and Borrower has cured the default to Lender's satisfaction.

4. Voluntary Prepayment

Borrower may prepay all or any portion of the outstanding principal amount and any accrued interest under Section 3 (collectively, the “Outstanding Balance”) at any time without penalty. Any prepayment shall first be applied to actual and reasonably incurred costs and expenses of Lender, then to accrued unpaid interest, and then to outstanding principal, unless Lender elects otherwise in writing.

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5. Term and Maturity

5.1 Term

The term of this Agreement shall commence on the date of last signature and shall remain in effect until the Outstanding Balance has been paid in full and Lender has no remaining obligation to make advances hereunder. Subject to the terms and conditions of this Agreement, the Credit Facility shall remain available until the earliest of: (a) June 30, 2027; (b) the date on which the full amount of the Credit Facility has been advanced; (c) termination of the Credit Facility by mutual written agreement of the Parties; or (d) termination of Lender’s obligation to make further Advances following the occurrence and continuation of an Event of Default in accordance with this Agreement. The expiration or termination of the availability of the Credit Facility shall not affect Borrower’s obligation to repay any outstanding advances, accrued interest, fees, costs, or other amounts due under this Agreement, all of which shall remain payable in accordance with their terms, including the maturity provisions set forth in Section 5.2.

5.2 Maturity of Each Advance

Each advance made by Lender under the Credit Facility shall mature and become due and payable in full, along with all accrued but unpaid interest, six (6) months from the date such advance is made by Lender on behalf of Borrower (each an "Advance Maturity Date").

For purposes of this Agreement, an advance shall be deemed made on the date Lender pays an Approved Expense to a third party or Borrower, on or on behalf of Borrower.

Any outstanding principal, accrued interest, default interest, fees, costs, expenses, or other amounts related to a specific advance that remain unpaid as of the applicable Advance Maturity Date shall become immediately due and payable on seven (7) days notice by Lender to Borrower subsequent to the applicable Advance Maturity Date.

If multiple advances are made under the Credit Facility, each advance shall have its own separate Advance Maturtiy Date calculated from the date that advance was made, unless Lender and Borrower agree otherwise in writing.

6. Conditions to Advances

Lender's obligation to make any advance under the Credit Facility is subject to satisfaction of the following conditions: (a) Borrower has executed and delivered this Agreement and any related documents reasonably requested by Lender; (b) Borrower is duly organized in its jurisdiction of formation and qualified to conduct business where required; (c) Borrower has provided bank information and other due diligence materials reasonably requested by Lender; (d) Borrower has provided written approval of the applicable Approved Expense; (e) Borrower is not in default under this Agreement; (f) the requested advance is for the Purpose; (g) the Approved Expense relates to lawful services; (h) Borrower has obtained all corporate approval required for such applicable advance; and (i) Lender has approved the advance and Approved Expense pursuant to Section 1 hereof.

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7. Use of Proceeds and Compliance

Borrower shall use the Credit Facility solely for Approved Expenses.

Borrower acknowledges that it is solely responsible for ensuring that all Approved Expenses comply with all applicable laws and statutes governing Borrower.

Lender is acting solely as a lender and financing provider pursuant to this Agreement.

8. Borrower Representations and Warranties

Borrower represents and warrants to Lender as follows: (a) Borrower is duly organized and validly existing under the laws of its jurisdiction of formation; (b) Borrower has full power and authority to enter into this Agreement and perform its obligations; (c) this Agreement has been duly authorized, executed, and delivered by Borrower and constitutes a valid and binding obligation of Borrower; (d) Borrower's execution and performance of this Agreement does not violate any agreement, law, order, organizational document, or obligation binding on Borrower; (e) to Borrower’s knowledge, all invoices submitted as Approved Expenses pursuant to this Agreement will be for lawful services related to the Purpose by Service Providers; (f) Borrower is responsible for the content and compliance of all Approved Expenses; (g) Borrower shall use best efforts to comply with all applicable laws; (h) no advance under this Agreement shall be used for any purpose except for Approved Expenses; and (i) Borrower has consulted, or has had the opportunity to consult, with legal, tax, accounting, and securities counsel regarding this Agreement.

9. Security Interest

Borrower's obligations under this Agreement shall be unsecured.

10. Events of Default

Each of the following shall constitute an "Event of Default": (a) Borrower fails to pay any amount due under this Agreement within seven (7) calendar days after Borrower's receipt of notice of an Advance Maturity Date; (b) Borrower fails to pay any other amount when due under this Agreement, subject to seven (7) days notice by Lender; (c) Borrower uses advances for any purpose other than payment of Approved Expenses or other agreed upon purposes in writing; (d) Borrower commits fraud with respect to an Approved Expense or its associated invoice or terms (e) Borrower breaches any representation, warranty, covenant, or obligation under this Agreement, subject to fifteen (15) days to cure upon notice from Lender; (f) Borrower makes an assignment for the benefit of creditors, or commences or has commenced against it any bankruptcy, receivership, or similar proceeding that is not dismissed within 60 days thereafter; (g) Borrower ceases doing business or materially changes its business without notice to Lender; or (h) Borrower makes any assignment, transfer, sale, or disposition of material assets outside the ordinary course of business without Lender's consent.

12. Remedies Upon Default

Upon the occurrence of an Event of Default, Lender may exercise any one or more of the following remedies: (a) declare the Outstanding Balance and any actual and reasonably incurred costs, expenses immediately due and payable; (b) suspend or terminate further advances; (e) seek all available remedies available to Lender under the Agreement and applicable law; and (f) recover attorneys' fees, court costs, collection costs, and enforcement expenses.

No delay or failure by Lender to exercise any remedy shall constitute a waiver of that remedy.

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13. Indemnification

Except to the extent caused by the negligence or misconduct of Lender, Borrower shall indemnify, defend, and hold harmless Lender and its members, managers, officers, directors, employees, agents, affiliates, successors, and assigns from and against any third party claims for losses, damages, liabilities, penalties, fines, costs, expenses, attorneys' fees arising out of or relating to: (a) any agreements entered into, including the services provided and payment terms with any Service Provider; (b) Borrower's breach of this Agreement; or (c) Borrower's violation of law.

14. Fees, Costs, and Expenses

Borrower shall reimburse Lender for all actual and reasonable costs and expenses incurred in connection with collection of amounts owed by Borrower to Lender pursuant to this Agreement, which may include collection costs.

15. Application of Payments

Unless otherwise determined by Lender, all payments shall be applied in the following order: (a) actual and reasonable collection costs; (b) accrued unpaid default interest; (d) accrued unpaid interest; and (e) outstanding principal balance.

16. Limitation on Interest; Usury Savings

Notwithstanding anything to the contrary in this Agreement, Borrower shall not be required to pay interest or charges in excess of the maximum amount permitted by applicable law. If any interest, fee, charge, or other amount is deemed to exceed the maximum lawful rate, then such amount shall be reduced to the maximum lawful amount and any excess shall be applied to principal or refunded to Borrower as required by law.

17. Confidentiality

Each Party shall keep confidential any non-public business, financial, investor, vendor, marketing, technical, or legal information received from the other Party, except as required by law, court order, regulatory request, securities disclosure obligation, tax or accounting requirement, or as reasonably necessary to enforce this Agreement.

18. Notices

All notices under this Agreement shall be in writing and delivered by personal delivery, certified mail, nationally recognized overnight courier, or email with confirmation of transmission to the addresses below, or to such other address as a Party may designate in writing.

If to Lender:

T7X Assets LLC

Address: __________________________

Email: ____________________________

Attention: _________________________

If to Borrower:

Borrower: Tranquil Healthcare Fund I, LLC

Address: 200 West 41st St. New York, NY 10036

Email: tyler@tranquil.healthcare

Attention: Tyler Ehler________

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21. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

22. Waiver of Jury Trial

Each Party knowingly, voluntarily, and intentionally waives any right to trial by jury in any action, claim, dispute, or proceeding arising out of or relating to this Agreement.

23. Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the other Party’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed.

24. Relationship of the Parties

The Parties are independent contracting parties. Nothing in this Agreement creates a partnership, joint venture, fiduciary relationship, agency relationship, securities distribution relationship, broker-dealer relationship, or employment relationship between the Parties.

25. Amendments

This Agreement may be amended only by a written instrument signed by both Parties.

26. Waivers

No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party granting the waiver. No waiver shall be deemed a continuing waiver or waiver of any other provision.

27. Severability

If any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect, and the invalid provision shall be modified to the minimum extent necessary to make it enforceable.

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28. Entire Agreement

This Agreement, together with any schedules and exhibits, constitutes the entire agreement between the Parties regarding the Credit Facility and supersedes all prior oral and written negotiations, understandings, discussions, and agreements regarding the subject matter hereof.

29. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. Electronic signatures, PDF signatures, and signatures transmitted by email or electronic signature platform shall be valid and binding.

30. Legal Counsel

Each Party acknowledges that it has had the opportunity to consult with independent legal counsel before entering into this Agreement. Borrower acknowledges that Lender has not provided legal, tax, securities, accounting, or regulatory advice to Borrower.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Line of Credit Agreement as of the date first written above.

LENDER:

T7X Assets LLC,
a Wyoming limited liability company

By: _______________________________
Name: _____________________________
Title: ______________________________
Date: July 28, 2026___________________	BORROWER:

Tranquil Healthcare Fund I, LLC ________,
a Delaware Limited Liability Company ____

By: _______________________________
Name: _Tyler Ehler___________________
Title: _CEO of Tranquil Healthcare Holdings,                     as manager of Borrower_______________
Date: July 28, 2026___________________

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SCHEDULE A

LOAN REGISTER

Loan No.	Advance Funding Date	Principal Amount	Advance Maturity Date	Approved Expense by Lender (Y/N)	Approved Expense by Borrower (Y/N)	Service Provider to be paid by Advance
$

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